THIRD AMENDMENT TO SUBORDINATED CREDIT AGREEMENT

This THIRD AMENDMENT TO SUBORDINATED CREDIT AGREEMENT (“Amendment”) entered into and made effective as of June 30, 2006 (“Effective Date”) is among Cano Petroleum, Inc., a Delaware corporation (“Borrower”), the Guarantors (as defined below), the Lenders (as defined below), and Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, a Cayman Islands company, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A.            The Borrower is party to that certain Subordinated Credit Agreement dated as of November 29, 2005, as amended by the First Amendment to Subordinated Credit Agreement dated as of April 28, 2006 and the Second Amendment to Subordinated Credit Agreement entered into on May 12, 2006 but made effective as of March 31, 2006 (as so amended, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), and the Administrative Agent.

B.            The Borrower, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Amendment, make certain amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Guarantors, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1.              Defined Terms. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2.              Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 3.              Amendments to Credit Agreement.

(a)           Section 1.01 of the Credit Agreement is amended by replacing the definitions of “Applicable Margin” and “Maturity Date” in their entirety with the following corresponding terms:

“Applicable Margin” means, with respect to any Advance, (a) during any time when an Event of Default exists, 9.5% per annum, (b) during any time which the Leverage Ratio is greater than 4.00 to 1.00, 8.0% per annum, provided that for each calendar quarter beginning on October 1, 2006 for which the Leverage Coverage Ratio is greater than 4.00 to 1.00, such 8.0% per annum rate shall increase by .25% on the first day of such calendar quarter to a maximum of 9.5% per annum, and (c) at any time other than as provided in (a) and (b) above, 6.5% per annum.

“Maturity Date” means the earlier of (i) November 28, 2009, or (ii) one year after the “Maturity Date” as defined in the Senior Credit Agreement.

(b)           Section 1.01 of the Credit Agreement is further amended by inserting the following new definitions in alphabetical order:

“Debt Issuance” means the issuance by the Borrower of Debt in the form of convertible notes.

“Debt Issuance Proceeds” means, with respect to any Debt Issuance, all cash and cash equivalent investments received by the Borrower from such Debt Issuance after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Debt Issuance.

“Equity Issuance” means any issuance of equity securities or any other Equity Interests (including any preferred equity securities) by the Borrower or any of its Subsidiaries other than equity securities issued (i) to the Borrower or one of its Subsidiaries and (ii) pursuant to employee or director and officer stock option plans in the ordinary course of business.

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash and cash equivalent investments received by the Borrower or any of its Subsidiaries from such Equity Issuance after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance.

“Junior Capital Issuance” means either (a) an Equity Issuance (b) a Debt Issuance.

“Leverage Ratio” means, as of the end of any fiscal quarter, the ratio of (a) the consolidated Debt of the Borrower as of such fiscal quarter end to (b) the consolidated EBITDA of the Borrower for the four fiscal quarter period then ended.

(c)           The first sentence of Section 2.03 of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

Section 2.03         Prepayment of Advance. Borrower may prepay all, but not less than all, of the outstanding Advance during the first year following the Effective Date (or any subsequent year pursuant to a Junior Capital Issuance), after giving by 10:00 a.m. (Dallas, Texas time) at least three Business Days’ irrevocable prior written notice to the Administrative Agent stating the proposed date of such prepayment. If any such notice is given, the Borrower shall prepay the Advance in its entirety by delivering to the Administrative Agent an amount equal to 101% of the amount of the Advance, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.09 as a result of such prepayment being made on such date.

(d)           Section 2.03 of the Credit Agreement is hereby further amended by adding the following new clause (c) to the end thereof:

(c)           Junior Capital Issuance. If the Borrower or any Subsidiary receives Debt Issuance Proceeds or Equity Issuance Proceeds, then immediately upon receipt of such proceeds, the Borrower shall prepay the Advance, along with accrued interest and such fees as set forth in the first two sentences of Section 2.03 above, in its entirety.

(e)           Section 5.06(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b)          Monthly Financials. As soon as available and in any event not later than 45 days after the end of each calendar month, commencing with June 30, 2006, (i) the unaudited balance sheet and the statements of income, cash flows, and retained earnings of each such Person for the period commencing at the end of the previous year and ending with the end of such calendar month, all in reasonable detail and duly certified with respect to such consolidated statements (subject to year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, (ii) for each calendar month end that is also a fiscal quarter end (and that is not a fiscal year end), the Form 10-QSB filed with the SEC for such fiscal quarter end, and (iii) a Compliance Certificate executed by the Responsible Officer of the Borrower;

(f)            Section 5.06(d) of the Credit Agreement is deleted in its entirety and replaced with the following:

(d)          Production and Hedging Reports. As soon as available and in any event within 45 days after the end of each calendar month, commencing with June 30, 2006, a report certified by a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent prepared by the Borrower (i) covering each of the Oil and Gas Properties of the Borrower and its Subsidiaries (including the Barnett Shale Properties) and detailing on a monthly basis (A) the production, revenue, and price information and associated operating expenses for each such month, (B) any changes to any producing reservoir, production equipment, or producing well during each such month, which changes could cause a Material Adverse Change, and (C) any sales of the Borrower’s or any Subsidiaries’ Oil and Gas Properties during each such month, (ii) setting forth a true and complete list of all Hedge Contracts of the Borrower and its Subsidiaries and detailing the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement, and (iii) certifying the Borrower’s compliance with Section 5.12 hereof.

(g)           Section 6.18 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.18         Leverage Ratio. The Borrower shall not permit the Leverage Ratio at the end of each fiscal quarter ending on or after March 31, 2007 to be greater than 5.00 to 1.00.

(h)           Section 6.19 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.19         Interest Coverage Ratio. The Borrower (a) shall not permit the ratio of, as of the fiscal quarter ending June 30, 2006, (i) the consolidated EBITDA of the Borrower for the fiscal quarter period then ended multiplied by four, to (ii) the consolidated Interest Expense of the Borrower for the fiscal quarter period then ended multiplied by four, to be less than 1.25 to 1.00; (b) shall not permit the ratio of, as of the fiscal quarter ending September 30, 2006, (i) the consolidated EBITDA of the Borrower for the two fiscal quarter period then ended multiplied by two, to (ii) the consolidated Interest Expense of the Borrower for the two fiscal quarter period then ended multiplied by two, to be less than 1.25 to 1.00; (c) shall not permit the ratio of, as of the fiscal quarter ending December 31, 2006, (i) the consolidated EBITDA of the Borrower for the three fiscal quarter period then ended multiplied by 4/3, to (ii) the consolidated Interest Expense of the Borrower for the three fiscal quarter period then ended multiplied by 4/3, to be less than 1.25 to 1.00; (d) shall not permit the ratio of, as of the fiscal quarter ending March 31, 2007, (i) the consolidated EBITDA of the Borrower calculated for the four fiscal quarters then ended, to (ii) the consolidated Interest Expense of the Borrower for the four fiscal quarters then ended, to be less than 1.50 to 1.00; and (e) shall not permit the ratio of, as of the end of any fiscal quarter ending on or after June 30, 2007, (i) the consolidated EBITDA of the Borrower calculated for the four fiscal quarters then ended, to (ii) the consolidated Interest Expense of the Borrower for the four fiscal quarters then ended, to be less than 2.00 to 1.00.

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(i)            Section 7.01 of the Credit Agreement is hereby amended by replacing clause (c)(i) in its entirety with the following:

 (i) perform or observe any covenant contained in Section 5.02(a), Section 5.03, Section 5.06(e), Section 5.09, Section 5.12, or Article VI of this Agreement or

(j)            Exhibit B — Compliance Certificate and Schedule 4.07, which are attached to the Credit Agreement, are hereby replaced in their entirety with the corresponding Exhibit B — Compliance Certificate and Schedule 4.07 attached to this Amendment.

Section 4.              Consent to Amendment Terms of the Senior Debt. As required under Section 6.20 of the Credit Agreement, the Lenders hereby consent to the terms of the Amendment No. 4 to Senior Credit Agreement dated as of June 30, 2006, an execution version of which is attached hereto as Exhibit A.

Section 5.              Borrower Representations and Warranties. The Borrower represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Amendment, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 6.              Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in the Guaranty and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Amendment, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate, limited liability company, or partnership power and authority of such Guarantor and have been duly authorized by appropriate corporate, limited liability company, or partnership action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of

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equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; (f) it has no defenses to the enforcement of the Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s and the Borrower’s obligations under the Loan Documents.

Section 7.              Conditions to Effectiveness. This Amendment and the amendments to the Credit Agreement provided herein shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders.

(b)           The representations and warranties in this Amendment shall be true and correct in all material respects.

(c)           The Borrower shall have paid (i) all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date, and (ii) a transaction fee in the aggregate of 1% of the principal amount of the Advance to the Lenders.

Section 8.              Acknowledgments and Agreements.

(a)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)           The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Amendment shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)           Each of the Borrower, the Guarantors, Administrative Agent, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty, are not impaired in any respect by this Amendment.

(d)           From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Amendment.

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(e)           This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 9.              Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 10.            Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 11.            Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12.            Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 13.            Governing Law. This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 14.            Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

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EXECUTED effective as of the date first above written.

BORROWER:	CANO PETROLEUM, INC.

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chief Executive Officer

[Signature Page 1 of 4]

GUARANTORS:	SQUARE ONE ENERGY, INC.
LADDER COMPANIES, INC.
W.O. ENERGY OF NEVADA, INC.
WO ENERGY, INC.
PANTWIST, LLC

	Each by:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

W.O. OPERATING COMPANY, LTD.
By: WO Energy, Inc., its general partner

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

W.O. PRODUCTION COMPANY, LTD.
By: WO Energy, Inc., its general partner

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

[Signature Page 2 of 4]

LENDER AND ADMINISTRATIVE AGENT:	ENERGY COMPONENTS SPC EEP ENERGY EXPLORATION AND PRODUCTION SEGREGATED PORTFOLIO

	By:	/s/ Michael Laznicka
	Name:	Michael Laznicka
	Title:	Authorized Signer: Corporate Secretary

[Signature Page 3 of 4]

LENDER:	UNIONBANCAL EQUITIES, INC.

	By:	/s/ Michael A. Ross
Michael A. Ross
Vice President

[Signature Page 4 of 4]

Exhibit A

AMENDMENT NO. 4

This AMENDMENT NO. 4 (“Agreement”) entered into and made effective as of June 30, 2006 (“Effective Date”) is among Cano Petroleum, Inc., a Delaware corporation (“Borrower”), the Guarantors (as defined below), the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

C.            The Borrower is party to that certain Credit Agreement dated as of November 29, 2005, as amended by the Amendment No. 1 dated as of February 24, 2006, and as amended by the Amendment No. 2, Assignment and Agreement dated as of April 28, 2006, and Amendment No. 3 entered into on May 12, 2006 but made effective as of March 31, 2006 (as so amended, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent, and the Issuing Lender.

D.            The Borrower, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Agreement make certain amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Guarantors, the Lenders, and the Administrative Agent hereby agree as follows:

Section 15.            Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 16.            Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 17.            Amendments to Credit Agreement.

(f)            Section 1.01 of the Credit Agreement is amended by replacing the definitions of “Maturity Date” and “Interest Expense” in their entirety with the following corresponding terms:

“Maturity Date” means November 28, 2008.

“Interest Expense” means, for the Borrower and its consolidated Subsidiaries for any period, total interest, letter of credit fees, and other fees and expenses incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all interests, dividends, distributions or other payments made in respect of preferred Equity Interests or Debt Issuances, and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, imputed interest under Capital Leases, and net costs under Interest Hedge Agreements, all as determined in conformity with GAAP.

(g)           Section 1.01 of the Credit Agreement is further amended by inserting the following new definitions in alphabetical order:

“Debt Issuance” means the issuance by the Borrower of Debt in the form of convertible notes.

“Debt Issuance Proceeds” means, with respect to any Debt Issuance, all cash and cash equivalent investments received by the Borrower from such Debt Issuance after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Debt Issuance.

“Equity Issuance” means any issuance of equity securities or any other Equity Interests (including any preferred equity securities) by the Borrower or any of its Subsidiaries other than equity securities issued (i) to the Borrower or one of its Subsidiaries, (ii) pursuant to employee or director and officer stock option plans in the ordinary course of business, and (iii) the conversion of previously issued preferred, convertible Equity Interests or convertible notes to the extent such Equity Interests and notes were issued in compliance with the terms hereof.

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash and cash equivalent investments received by the Borrower or any of its Subsidiaries from such Equity Issuance after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance.

“General Corporate Advance Amount” means, as of the date of determination, the aggregate amount of Advances outstanding on such date and the proceeds of which were applied by the Borrower or any of its Subsidiaries for general corporate purposes or working capital purposes.

“Junior Capital Issuance” means either (a) an Equity Issuance permitted under Section 6.22 or (b) a Debt Issuance.

“Leverage Ratio” means, as of the end of any fiscal quarter, the ratio of (a) the consolidated Debt of the Borrower as of such fiscal quarter end to (b) the consolidated EBITDA of the Borrower for the four fiscal quarter period then ended.

“Liquidity Deposit Amount” means, at the time determination, the aggregate amount of Equity Issuance Proceeds and Debt Issuance Proceeds which have been deposited into a deposit account with the Administrative Agent or any Lender or any other depository bank that has executed an account control agreement reasonably acceptable in form and substance to the Administrative Agent, as required under Section 5.13, regardless of whether such proceeds are, at such time, held in such deposit account.

(h)           The first sentence of Section 2.01(a) of the Credit Agreement is deleted in its entirety and replaced with the following:

Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Commitment Termination Date in an amount for each Lender not to exceed such Lender’s Unused Commitment Amount; provided that, no Lender shall have an obligation to make Advances if the making of such Advances would cause the General Corporate Advance Amount to exceed $10,000,000.

(i)            The last sentence of Section 2.02(a) of the Credit Agreement is deleted in its entirety and replaced with the following:

The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.02(d) and is subject to periodic redetermination pursuant to Sections 2.02(b), 2.02(c) and 2.02(e).

(j)            Section 2.02 of the Credit Agreement is hereby amended by replacing clause (e) thereof in its entirety with the following:

(e)           In addition to the Borrowing Base redeterminations provided for in Section 2.02(b) and Section 2.02(c), the Administrative Agent and the Lenders may (i) in their sole discretion and based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(d)), redetermine the Borrowing Base upon a Junior Capital Issuance by the Borrower and (ii) in their sole discretion and based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(d)), redetermine the Borrowing Base if a Junior Capital Issuance by the Borrower has not occurred on or prior to August 30, 2006. The parties hereto acknowledge and agree that should such interim redetermination occur pursuant to this clause (e), the Lenders may, but are not obligated to, waive the scheduled redetermination of the Borrowing Base which is scheduled to occur pursuant to Section 2.02(b)(i) on September 30, 2006.

(k)           Section 2.05 of the Credit Agreement is hereby amended by replacing clause (f) thereof in its entirety with the following:

(f)            Debt Issuance. If the Borrower or any Subsidiary of the Borrower receives Debt Issuance Proceeds, then immediately upon receipt of such proceeds, the Borrower shall prepay the Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to (A) 100% of such Debt Issuance Proceeds minus (B) the amount applied to satisfy outstanding Subordinated Debt minus (C) the amount, if any, necessary to cause the Liquidity Deposit Amount at the time of such Debt Issuance to equal $2,500,000. The prepayment required pursuant to this Section 2.05(f) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date. Such prepayment shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.

(l)            Section 2.05 of the Credit Agreement is hereby further amended by adding the following new clause (g) to the end thereof

(g)          Equity Issuance. If the Borrower or any Subsidiary of the Borrower receives Equity Issuance Proceeds, then immediately upon receipt of such proceeds, the Borrower shall prepay the Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to (A) 100% of such Equity Issuance Proceeds minus (B) the amount applied to satisfy outstanding Subordinated Debt minus (C) the amount, if any, necessary to cause the Liquidity Deposit Amount at the time of such Equity Issuance to equal $2,500,000. The prepayment required pursuant to this Section 2.05(g) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date. Such prepayment shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.

(m)          Section 5.06(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b)          Monthly Financials. As soon as available and in any event not later than 45 days after the end of each calendar month, commencing with June 30, 2006, (i) the unaudited balance sheet and the statements of income, cash flows, and retained earnings of each such Person for the period commencing at the end of the previous year and ending with the end of such calendar month, all in reasonable detail and duly certified with respect to such consolidated statements (subject to year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, (ii) for each calendar month end that is also a fiscal quarter end (and that is not a fiscal year end), the Form 10-QSB filed with the SEC for such fiscal quarter end, and (iii) a Compliance Certificate executed by the Responsible Officer of the Borrower;

(n)           Section 5.06(d) of the Credit Agreement is deleted in its entirety and replaced with the following:

(d)          Production and Hedging Reports. As soon as available and in any event within 45 days after the end of each calendar month, commencing with June 30, 2006, a report certified by a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent prepared by the Borrower (i) covering each of the Oil and Gas Properties of the Borrower and its Subsidiaries (including the Barnett Shale Properties) and detailing on a monthly basis (A) the production, revenue, and price information and associated operating expenses for each such month, (B) any changes to any producing reservoir, production equipment, or producing well during each such month, which changes could cause a Material Adverse Change, and (C) any sales of the Borrower’s or any Subsidiaries’ Oil and Gas Properties during each such month, (ii) setting forth a true and complete list of all Hedge Contracts of the Borrower and its Subsidiaries and detailing the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement, and (iii) certifying the Borrower’s compliance with Section 5.12 hereof.

(o)           Section 5.09 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 5.09         Use of Proceeds. The Borrower shall use the proceeds of the Advances and Letters of Credit (a) to develop Oil and Gas Properties, (b) for working capital purposes and (c) for general corporate purposes; provided that (i) the Borrower shall not use the proceeds of any Advance for any capital expenditure unless such capital expenditure (as determined in accordance with GAAP) is approved in writing by the Lenders prior to the application of such proceeds to fund such capital expenditure; and (ii) the Borrower shall not use the proceeds of any Advance for general corporate purposes or working capital purposes unless the use thereof for such purposes would not cause the General Corporate Advance Amount, after the application thereof, to exceed $10,000,000.

(p)           Section 5.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 5.12         Hedging Arrangements. The Borrower shall:

(a) maintain the Hydrocarbon Hedge Agreements in existence on March 31, 2006 and as described in Schedule 5.12 (or such other floors or swaps as the required by the Required Lenders) for a minimum period of at least three years as of the end of December 31, 2006 and as of the end of each six month period ending thereafter,

(b) on or before 10 days following the effective date of Amendment No. 2, cause Pantwist, LLC to enter into, and from and after such date, maintain (i) Hydrocarbon Hedge Agreements covering not less than 50% of the “proved, developed and producing” crude oil reserves attributable to the Twister Oil and Gas Properties for a minimum period of at least three years as of the effective date of Amendment No. 2 and as of the end of each two fiscal quarter period ending thereafter, and at a minimum floor of $60 per Bbl (or such other minimum floor as required by the Required Lenders from time to time), and (ii) Hydrocarbon Hedge Agreements covering not less than 50% of the “proved, developed and producing” natural gas reserves attributable to the Twister Oil and Gas Properties for a minimum period of at least three years as of the effective date of Amendment No. 2 and as of the end of each two fiscal quarter period ending thereafter, and with a weighted average contract price of $7.60 per Mcf (or such other weighted average contract price as required by the Required Lenders from time to time), and

(c) notwithstanding any of the foregoing, maintain Hydrocarbon Hedge Agreements covering no less than 50% and no more than 80% of the production volumes attributable to “proved, developed and producing” Proven Reserves of the Borrower’s and its Subsidiaries’ Oil and Gas Properties.

(q)           Section 6.02 of the Credit Agreement is hereby amended by (i) replacing the period appearing at the end of clause (i) thereof with a semicolon and (ii) adding new clauses (j) and (k) to the end thereof as follows:

(j)            Debt Issuance by the Borrower; provided that (i) such issuance, together with any Equity Issuance of convertible, preferred stock in accordance with Section 6.22, shall not exceed $60,000,000 in the aggregate; (ii) such Debt shall have (A) a maturity date that is no earlier than November 28, 2009, (B) covenants and restrictions that are no more restrictive than those set forth in this Agreement and the other Loan Documents and which are, in any event, satisfactory to the Administrative Agent, (C) no restriction on the ability of the Borrower or any of its Subsidiaries to amend, modify or otherwise supplement this Agreement or the other Loan Documents, (D) no collateral or other security for such Debt, (E) no restriction on the ability of the Borrower or any of its Subsidiaries to guarantee the Obligations or pledge assets as collateral security for the Obligations, (F) a bullet repayment and not provide for amortization (other than amortization resulting from any mandatory prepayments required in respect of such Debt in connection with the occurrence of an event of default under such Debt), (G) conversion terms acceptable to the Administrative Agent, and (H) such other terms, conditions and provisions that are satisfactory to the

Administrative Agent; (iii) such Debt shall be subordinated, in right of payment and otherwise, to the payment of the Obligations and the rights and remedies available to the Administrative Agent, the Lenders and the Swap Counterparties hereunder or under any other Loan Document, in a manner, and pursuant to documentation, satisfactory to the Administrative Agent in its sole discretion, including without limitation, payment blockage provisions and standstill periods of no less than 180 days; (iv) the Debt Issuance Proceeds shall be applied, first to satisfy the outstanding Subordinated Debt in full and second to prepay the Obligations as calculated under Section 2.05(f); and (v) such Debt Issuance shall not otherwise cause the occurrence of a Default or Event of Default after giving effect to the issuance of such Debt; and

(k)          Debt consisting of preferred Equity Interests of the Borrower; provided that such Equity Interests are issued in compliance with Section 6.22.

(r)            Section 6.05 of the Credit Agreement is deleted in its entirety and replaced with the following:

Section 6.05         Restricted Payments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any Restricted Payments except that if no Default has occurred both before and after giving effect to the making of such Restricted Payment, (a) the Subsidiaries may make Restricted Payments to the Borrower, (b) the Borrower may make Restricted Payments to officers, directors, consultants and employees of the Borrower or any Guarantor in any form other than cash or other assets of the Borrower, (c) the Borrower may make Restricted Payments to officers, directors, consultants and employees of the Borrower or any Guarantor in the form of cash in an aggregate amount not to exceed $1,000,000 per fiscal year, (d) the Borrower may make Restricted Payments in respect of preferred Equity Interests which were issued in compliance with Section 6.22, and (e) the Borrower may make Restricted Payments in respect of Debt Issuances which were issued in compliance with Section 6.02(j) to the extent such payments would be permitted under the subordination terms in effect in favor of the Obligations and covering such Debt Issuances.

(s)           Section 6.18 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.18         Leverage Ratio.

(a)          Other than as provided in clause (b) below, the Borrower shall not permit the Leverage Ratio at the end of each fiscal quarter ending on or after March 31, 2007 to be greater than 5.00 to 1.00; provided that, if the Subordinated Debt has been paid in full, then solely for purposes of calculating Leverage Ratio under this clause (a), “consolidated Debt” shall not include Debt outstanding under preferred Equity Interests issued in compliance with Section 6.22.

(b)          If a Debt Issuance has occurred and the Subordinated Debt has been paid in full, then the Borrower shall not permit (i) the Leverage Ratio at the end of the fiscal quarter ending on March 31, 2007 to be greater than 7.50 to 1.00, (ii) the Leverage Ratio at the end of the fiscal quarter ending June 30, 2007 to be greater than 7.00 to 1.00 and (iii) the Leverage Ratio at the end of each fiscal quarter ending on or after September 30, 2007 to be greater than 5.00 to 1.00; provided that, solely for purposes of calculating Leverage Ratio under this clause (b), “consolidated Debt” shall not include Debt outstanding under preferred Equity Interests, if any, issued in compliance with Section 6.22.

(t)            Section 6.19 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.19         Interest Coverage Ratio. The Borrower (a) shall not permit the ratio of, as of the fiscal quarter ending June 30, 2006, (i) the consolidated EBITDA of the Borrower for the fiscal quarter period then ended multiplied by four, to (ii) the consolidated Interest Expense of the Borrower for the fiscal quarter period then ended multiplied by four, to be less than 1.25 to 1.00; (b) shall not permit the ratio of, as of the fiscal quarter ending September 30, 2006, (i) the consolidated EBITDA of the Borrower for the two fiscal quarter period then ended multiplied by two, to (ii) the consolidated Interest Expense of the Borrower for the two fiscal quarter period then ended multiplied by two, to be less than 1.25 to 1.00; (c) shall not permit the ratio of, as of the fiscal quarter ending December 31, 2006, (i) the consolidated EBITDA of the Borrower for the three fiscal quarter period then ended multiplied by 4/3, to (ii) the consolidated Interest Expense of the Borrower for the three fiscal quarter period then ended multiplied by 4/3, to be less than 1.25 to 1.00; (d) shall not permit the ratio of, as of the fiscal quarter ending March 31, 2007, (i) the consolidated EBITDA of the Borrower calculated for the four fiscal quarters then ended, to (ii) the consolidated Interest Expense of the Borrower for the four fiscal quarters then ended, to be less than 1.50 to 1.00; and (e) shall not permit the ratio of, as of the end of any fiscal quarter ending on or after June 30, 2007, (i) the consolidated EBITDA of the Borrower calculated for the four fiscal quarters then ended, to (ii) the consolidated Interest Expense of the Borrower for the four fiscal quarters then ended, to be less than 2.00 to 1.00.

(u)           Article VI to the Credit Agreement is hereby amended by adding a new Section 6.22 to the end thereof as follows:

Section 6.22         Equity Issuance. The Borrower shall not, nor shall it permit any of its Subsidiaries to, issue any preferred, convertible equity securities or other Equity Interests unless (a) the maturity thereof shall not be earlier than November 28, 2009, (b) the other terms thereof, including any conversion terms, are satisfactory to the Administrative Agent, (c) the Equity Issuance Proceeds thereof are applied, first to satisfy the outstanding Subordinated Debt in full and second to prepay the Obligations as calculated under Section 2.05(g), and (d) such issuance of preferred or convertible Equity Interests, together with any Debt Issuance permitted under Section 6.02(j), does not exceed $60,000,000 in the aggregate.

(v)           Section 7.01 of the Credit Agreement is hereby amended by replacing clause (c)(i) in its entirety with the following:

 (i) perform or observe any covenant contained in Section 5.02(a), Section 5.03, Section 5.06(e), Section 5.09, Section 5.12, or Article VI of this Agreement or

(w)          Section 7.01 of the Credit Agreement is hereby further amended by adding a new clause (r) to the end thereof as follows:

(r)           A Debt Issuance or an Equity Issuance has occurred and the Debt Issuance Proceeds or the Equity Issuance Proceeds thereof is less than $45,000,000.

(x)            Schedule I-Pricing Grid, Schedule 4.07, Exhibit B — Compliance Certificate, and Exhibit F- Notice of Borrowing which are attached to the Credit Agreement are hereby replaced in their entirety with the corresponding Schedule I-Pricing Grid, Schedule 4.07, Exhibit B — Compliance Certificate, and Exhibit F- Notice of Borrowing attached to this Agreement.

Section 18.            Consent to Amendment Terms of the Subordinated Debt. As required under Section 6.20 of the Credit Agreement, the Lenders hereby consent to the terms of the Third Amendment to Subordinated Credit Agreement dated as of June 30, 2006, an execution version of which is attached hereto as Exhibit A.

Section 19.            Borrower Representations and Warranties. The Borrower represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 20.            Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Guaranty and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, limited liability company, or partnership power and authority of such Guarantor and have been duly authorized by appropriate corporate, limited liability company, or partnership action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of the Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s and the Borrower’s obligations under the Loan Documents.

Section 21.            Conditions to Effectiveness. This Agreement and the amendments to the Credit Agreement provided herein shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders.

(b)           The representations and warranties in this Agreement shall be true and correct in all material respects.

(c)           The Borrower shall have paid (i) all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date, and (ii) an amendment fee of $200,000 to the Administrative Agent for the account of the Lenders.

Section 22.            Acknowledgments and Agreements.

(d)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(e)           The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(f)            Each of the Borrower, the Guarantors, Administrative Agent, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty, are not impaired in any respect by this Agreement.

(g)           From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(h)           This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 23.            Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 24.            Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 25.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 26.            Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 27.            Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 28.            Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

EXECUTED effective as of the date first above written.

BORROWER:	CANO PETROLEUM, INC.

By:
S. Jeffrey Johnson
Chief Executive Officer

GUARANTORS:	SQUARE ONE ENERGY, INC.
LADDER COMPANIES, INC.
W.O. ENERGY OF NEVADA, INC.
WO ENERGY, INC.
PANTWIST, LLC

Each by:
S. Jeffrey Johnson
President

W.O. OPERATING COMPANY, LTD.
By: WO Energy, Inc., its general partner

By:
S. Jeffrey Johnson
President

W.O. PRODUCTION COMPANY, LTD.
By: WO Energy, Inc., its general partner

By:
S. Jeffrey Johnson
President

ADMINISTRATIVE AGENT/ ISSUING LENDER/LENDER:	UNION BANK OF CALIFORNIA, N.A.,

By:
Kimberly Coil
Vice President

NATEXIS BANQUES POPULAIRES
as a Lender

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

SCHEDULE I

PRICING GRID

Applicable Margins

Utilization Level*	Base Rate Advances	Eurodollar Rate Advances	Commitment Fee
Level I	1.00%	2.50%	0.50%
Level II	1.25%	2.75%	0.375%
Level III	1.50%	3.00%	0.375%
Level IV	1.75%	3.25%	0.375%

*                    Utilization Levels are described below and are determined in accordance with the definition of “Utilization Level”.

1.                  Level I: If the Utilization Level is less than 50%.

2.                  Level II: If the Utilization Level is greater than or equal to 50% but less than 75%.

3.                  Level III: If the Utilization Level is greater than or equal to 75% but less than 90%.

4.                  Level IV: If the Utilization Level is greater than or equal to 90%.

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM               , 200     TO                 , 200

This certificate dated as of                              ,            is prepared pursuant to the Subordinated Credit Agreement dated as of November 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CANO PETROLEUM, INC., a Delaware corporation (“Borrower”), the lenders party thereto (the “Lenders”), and ENERGY COMPONENTS SPC EEP ENERGY EXPLORATION AND PRODUCTION SEGREGATED PORTFOLIO, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned hereby certifies that:

(a)                                  all of the representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents are true and correct in all material respects as if made on this date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

[(b)     that no Default or Event of Default has occurred and is continuing; and]

[(b)     the following Default[s] or Event[s] of Default exist as of the date hereof or have occurred since the date of the Borrower’s previous certification to the Administrative Agent, if any, and the actions set forth below have been or are being taken to remedy such circumstances:

                                                                        ; and]

(c) that as of the last day of the previous quarter the following statements, amounts, and calculations were true and correct:

I.                                         Current Ratios—Section 6.17.

(a) consolidated current assets(1)	$

(b) consolidated current liabilities(2)	$

Current ratio = (a) to (b) =

Minimum current ratio not less than:	1.00 to 1.00

COMPLIANCE?	YES NO

(c) Total Reserve Value	$

(1)             “current assets” shall include the aggregate Unused Commitment Amounts of the Lenders, but shall exclude (A) any cash deposited with or at the request of a counterparty to any Hedge Contract or any other similar hedge arrangement and (B) any assets representing a valuation account arising from the application of SFAS 133 and 143.

(2)             “current liabilities” shall exclude, as of the date of calculation, the current portion of long-term Debt existing under the Credit Agreement and any liabilities representing a valuation account arising from the application of SFAS 133 and 143.

(d) consolidated Debt	$

Current ratio = (c) to (d) =

Minimum current ratio not less than:	1.50 to 1.00

COMPLIANCE?	YES NO

II.            Leverage Ratio—Section 6.18.

(a) consolidated Debt

(b) consolidated EBITDA(3) =

(i) + [(ii) + (iii) + (iv)](4) - (v) =	$

(i) Consolidated Net Income	$

(ii) consolidated Interest Expense	$

(iii) taxes	$

(iv) depreciation, amortization, depletion & other non-cash items(5)	$

(v) all non-cash items of income included in determining Consolidated Net Income(6)	$

Leverage Ratio = (a) to (b) =

Maximum Leverage Ratio:	5.00 to 1.00(7)

COMPLIANCE?	YES NO

(3)             EBITDA shall be measured by the four fiscal quarter period then ended.  Furthermore, (a) for the fiscal quarter ending March 31, 2006, EBITDA shall be calculated using EBITDA for the fiscal quarter period then ended multiplied by 4;  (b) for the fiscal quarter ending June 30, 2006, EBITDA shall be calculated using EBITDA for the two fiscal quarter period then ended multiplied by 2; (c) for the fiscal quarter ending September 30, 2006, EBITDA shall be calculated using EBITDA for the three fiscal quarter period then ended multiplied by 4/3 and (d) for fiscal quarters ending on or after December 31, 2006, EBITDA shall be calculated using EBITDA for the four fiscal quarters then ended.

(4)             Items (ii) – (iv) shall be included to the extent deducted in determining Consolidated Net Income.

(5)             Other non-cash items should include any provisions for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of SFAS 133 or 143.

(6)             Non-cash items of income should include any items resulting from the requirements of SFAS 133 or 143.

(7)             For all fiscal quarters ending on or after March 31, 2007.

III.           Interest Coverage Ratio—Section 6.19.

(a) consolidated EBITDA = See II(b) above =	$

(b) consolidated Interest Expense(8) =	$

Interest Coverage Ratio = (a) to (b) =

Minimum Interest Coverage Ratio =	[1.25 to 1.00][1.50 to 1.00]

[2.00 to 1.00](9)
COMPLIANCE?	YES NO

(8)             (a) for the fiscal quarter ending March 31, 2006, Interest Expense shall be calculated using Interest Expense for the fiscal quarter period then ended multiplied by 4; (b) for the fiscal quarter ending June 30, 2006, Interest Expense shall be calculated using Interest Expense for the two fiscal quarter period then ended multiplied by 2; (c) for the fiscal quarter ending September 30, 2006, Interest Expense shall be calculated using Interest Expense for the three fiscal quarter period then ended multiplied by 4/3 and (d) for fiscal quarters ending on or after December 31, 2006, Interest Expense shall be calculated using Interest Expense for the four fiscal quarters then ended.

(9)             Use (a) 1.25 to 1.00 for fiscal quarters ending on or after June 30, 2006 but prior to March 31, 2007, (b) 1.50 to 1.00 for fiscal quarter ending March 31, 2007, and (c) 2.00 to 1.00 for fiscal quarters ending on or after June 30, 2007.

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                                   , 20        .

CANO PETROLEUM, INC., a Delaware corporation

By:
Name:
Title:

Schedule 4.07

Litigation

On March 23, 2006, the following lawsuit was filed in the 100th Judicial District Court in Carson County, Texas; Cause No. 9840, The Tom L. and Anne Burnett Trust, by Anne Burnett Windfohr, Windi Phillips, Ben Fortson, Jr., George Beggs, III and Ed Hudson, Jr. as Co-Trustees; Anne Burnett Windfohr; and Burnett Ranches, Ltd. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc.

On April 28, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1922, Robert and Glenda Adcock, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc.

On April 10, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1920, Joseph Craig Hutchison and Judy Hutchison v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc.

On May 1, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1923, Chisum Family Partnership, Ltd. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc.

The plaintiffs in the above actions claim that the electrical wiring and equipment of Cano Petroleum, Inc. or certain of its subsidiaries relating to its oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) allege negligence and gross negligence and (ii) seek undisclosed damages, including, but not limited to, damages for damage to their land and livestock, certain expenses related to fighting the fire and certain remedial expenses. In addition, certain plaintiffs seek (i) termination of certain oil and gas leases, (ii) reimbursement for their attorney’s fees and (iii) exemplary damages.